UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5220 Spring Valley Rd., Ste. 500

Dallas, TX 75254

(Address of principal executive offices)

(469) 480-7175

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On July 7, 2026, the Company entered into an Amendment No. 1 to Debt Satisfaction and Preferred Stock Amendment Agreement (the “Amendment”), under which the parties agreed to amend that certain Debt Satisfaction and Preferred Stock Amendment Agreement dated November 25, 2025 (the “Agreement”). Under the terms of the Amendment, the parties agreed that the Company would reinstate the Series A Preferred Stock 6% annual dividend from April 30, 2026 to April 29, 2027, and issue the dividend shares owed thereunder that were previously suspended – including issuing shares of the dividends owed April 30, 2026 July 31, 2026 and October 31, 2026 (the “Dividend Shares”), in exchange for Ballengee Holdings, LLC agreeing to extinguish $500,000 owed under a Promissory Note dated May 23, 2024. Ballengee Holdings, LLC is controlled by James Ballengee, the Company’s Chief Executive Officer and a member of the Board of Directors. Mr. Ballengee also controls the entity that owns the most shares of Series A Preferred Stock. Under the Agreement, the parties agreed that in the event the shares issued for the July 31, 2026 and October 31, 2026 dividend periods are incorrect the parties will “true up” to the total amount of shares that should have been issued for those periods with the Company either issuing additional shares or less shares in future periods to ensure the holders of the Series A Preferred Stock receive the correct number of shares.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Amendment and does not purport to be a complete description of the rights and obligations of the parties to the Amendment, and such description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities.

On July 7, 2026, the Company agreed to issue an aggregate of 3,740,586 shares of restricted common stock for dividends owed on our Series A Preferred Stock for April 30, 2026, July 31, 2026, and October 31, 2026 to the holders of the Series A Preferred Stock. Of those shares, an aggregate of 1,445,349 shares were issued to Jorgan Development, LLC and JBAH Holdings, LLC, entities controlled by James Ballengee, our Chief Executive Officer, or their assignees. The issuance of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the holders are sophisticated investors and familiar with our operations.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Amendment No. 1 to Debt Satisfaction and Preferred Stock Amendment Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: July 10, 2026	By:	/s/ James Ballengee
		Name:	James Ballengee
		Title:	Chairman, President, and CEO

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